CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265805) and Form S-8 (Nos. 333-226323, 333-256314 and 333-272031) of Replimune Group, Inc. of our report dated May 16, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 16, 2024